EXHIBIT 4.1

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH NOTE MAY BE SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

________________________________________

SIMTROL, INC.
2200 Norcross Parkway, Suite 255
Norcross, Georgia 30071

STOCK PURCHASE WARRANT

Right to Purchase:	shares of common stock
Date:	March 16, 2007

THIS CERTIFIES THAT, for value received, (the “Holder”), is entitled to purchase from Simtrol, Inc., a Delaware corporation (the “Company”), at any time while this warrant is outstanding from March 16, 2007 until 5:00 p.m. (ET) on March 15, 2010, fully paid and nonassessable shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $0.375 per share, as adjusted.

1.    The Company is issuing this Warrant to the Holder pursuant to a Subscription Agreement under a confidential private placement. This Warrant constitutes part of a unit subscribed to by the Holder in the Subscription Agreement.

2.    (a) To exercise this Warrant or any part of this Warrant, the Holder must deliver to the Company (collectively, the “Exercise Documentation”): (i) a completed exercise agreement a form of which is attached; (ii) this Warrant; and (iii) a check payable to the Company or a wire transfer in an amount equal to the product of the exercise price and the number of shares the Holder desires to purchase. The Company will, without charge, issue certificates for shares of Common Stock purchased upon exercise of this Warrant within five (5) business days after receipt of the Exercise Documentation. Unless this Warrant has expired, or all of the purchase rights represented by this Warrant have been exercised, the Company will also prepare and deliver to the Holder a new Warrant, substantially identical to this Warrant, representing the rights formerly represented by this Warrant which have not expired or been exercised.

(b)    Expiration/Redemption. If, at any time while this Warrant is outstanding and the Company has an effective registration statement covering the common shares underlying this Warrant, the Common Stock is then listed or quoted on a Trading Market and the closing bid price of the Common Stock is equal to or greater than $2.00 for 20 consecutive trading days (excluding any weekend days or recognized market holidays) and the average trading volume of the Common Stock (defined as trading volume in shares multiplied by the daily closing price of the stock) is equal to or greater than $150,000, the Company may call the warrant at a redemption price of $0.01 per warrant. The Company will notify Holder in writing twenty (20) days prior to the Redemption Date.

3.    The Company will at all times reserve and keep available for issuance upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable.

4.    This Warrant does not and will not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

5.    Certain Adjustments.

(a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the exercise price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of shares or other securities resulting from such adjustment at an exercise price per share or other security obtained by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) Pro Rata Distributions. If the Company, at any time prior to the termination date of this Warrant, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to the above section), then in each such case the exercise price of this Warrant shall be adjusted by multiplying the exercise price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the closing bid price determined as of the record date mentioned above, and of which the numerator shall be such closing bid price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(c) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock, then the Holder shall have the right thereafter to receive upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For purposes of this Section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers,consolidations or disposition of assets.

6.    Whenever the number of shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the exercise price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of shares (and other securities or property) purchasable upon the exercise of this Warrant and the exercise price of such shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

7.    Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least ten (10) days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 7.

8.    Fractional Shares. No fractional securities or scrip representing fractional securities shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Stock otherwise issuable upon any such exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional securities, determined as follows:

(a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current market value shall be the last reported sale price of the security on such exchange on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

(b) If the Common Stock is listed on one of the following trading systems or admitted to unlisted trading privileges on such systems, the current value shall be the last reported sale price on The Nasdaq Stock Market, Inc. (“NASDAQ”) National Market System (“NASDAQ/NMS”) or the closing transaction price on the Nasdaq Small-Cap Market or the NASDAQ OTC Bulletin Board (or, if not so quoted, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or

(c) If the Common Stock is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ, or the NASDAQ OTC Bulletin Board (or by the National Quotation Bureau, Inc.), the current value shall be an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

9.    Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall cause to be executed and delivered a new Warrant of like tenor and date.

10.    The Holder of this Warrant shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

11.    The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Georgia. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal.

SIMTROL, INC.	ATTEST:

By: /s/ Richard Egan	By: /s/ Stephen Samp
Name: Richard Egan	Name: Stephen Samp
Title: CEO	Title: Secretary

EXERCISE AGREEMENT

To:    Simtrol, Inc.

(1) The undersigned hereby elects to purchase ________ shares of Simtrol, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of:

[ ] in lawful money of the United States

(3) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

[HOLDER]

By:	________________________
Name:
Title:

Dated:	________________________

WARRANT ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form. Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

______________________________________________________________________ whose address is

	Dated:	______________________, ________

Holder’s Signature:	_______________________________________

Holders Address:	_______________________________________

_______________________________________

Signature Guaranteed: _________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit A

The following language is added to the Stock Purchase Warrant dated March 16, 2007 as Section 2.(c):

“If, but only if, at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Common Stock underlying this Warrant by the Holder, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the closing bid price on the trading day preceding the date of such election;

(B) =	the Exercise Price of the Warrants, as adjusted; and

(X) =	the number of shares of Common Stock issuable upon exercise of the Warrants in accordance with the terms of this Warrant.”

The following language is added to Section (2) of the Warrant Exercise Agreement:

[ ] if permitted pursuant to subsection 2(c) of the Stock Purchase Warrant, the cancellation of such number of shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).